CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.
engine purchase agreement relating to one (1) IAE V2530-A5 aircraft engine with manufacturer’s serial number V10150 this Engine Purchase Agreement is made on the 26th day of March, 2021.
Between:
(1)    Engine Lease Finance Corporation, a corporation organised and existing under the laws of the State of Nevada, United States of America with its principal place of business at Building 156, Shannon Free Zone, Shannon, County Clare, Ireland ("Seller"); and
(2)    Contrail Aviation Leasing, LLC, a company incorporated under the laws of the State of Wisconsin, United States of America with its principal place of business at 435 Investment Court, Verona, Wisconsin 53593, United States of America ("Buyer"),
(each a “Party” and together “the Parties”).
It is agreed:
The Parties have agreed that Buyer shall purchase from Seller and Seller shall sell to Buyer the Engine free from Encumbrances on the Delivery Date upon and subject to the terms and the conditions of this Agreement for the Purchase Price.
1.Definitions and Interpretation
a.Definitions: In this Agreement unless the context otherwise requires the following words and expressions have the following meanings:
"Acceptance Certificate" means an acceptance certificate in respect of the Engine substantially in the form of Schedule 3 (Acceptance Certificate), to be signed pursuant to Clause 3.3 (Purchase Price);
"Affiliate" means in relation to any Person, any other Person that, directly or indirectly, is in control of, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise;
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"Agreement" means this Agreement together with the schedules and endorsements (if any) attached hereto;
“Assigned Lease” means the Lease as assigned, assumed and amended by the AAAA;
“Assignment, Assumption And Amendment Agreement” and “AAAA” means the assignment, assumption and amendment agreement in respect of the Lease to be made between the Existing Lessor, the Lessee and the Buyer;
“Base Purchase Price” means $[ ];
"Bill of Sale" means a bill of sale in respect of the Engine substantially in the form of Schedule 2 (Bill of Sale), to be delivered pursuant to Clause 3.3 (Purchase Price);
"Business Day" means a day on which banks are open for the transaction of business in New York, New York, United States of America and Dublin, Ireland;
"Buyer's Notice Address"; means Contrail Aviation Leasing, LLC, 435 Investment Court, Verona, Wisconsin 53593, United States of America; tel. no.: +1 608 848-8100; attention: Joseph G. Kuhn; email: joe@contrail.com
"Delivery" means the time at which Buyer shall obtain title to the Engine in accordance with this Agreement;
"Delivery Condition" means the condition described in Schedule 1 and otherwise in “as is where is” condition on the Delivery Date whether the Engine is in a serviceable or unserviceable condition;
"Delivery Date" means the date on which Delivery occurs;
"Delivery Location" means Macau or such other location as may be agreed by Buyer and Seller;
"Dollars" and "$" means the lawful currency from time to time of the United States of America;
“Economic Closing Adjustment” means an interest payment of [ ] per cent per annum ([ ]% p.a.) on the amount of the Base Purchase Price, calculated based upon a 360 day year, and upon the actual number of days elapsed during the period from but excluding the Economic Closing Date up to and including the Delivery Date;
“Economic Closing Date” means 15 December 2020;
"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, lease option, title
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retention, preferential right or trust or other encumbrance of any kind securing any obligation of any person and any right of forfeiture, confiscation or detention;
"Engine" means one used IAE V2530-A5 aircraft engine with engine serial number V10150 as further described in Schedule 1 (Description of Engine), the Engine Technical Records, the Parts and the Modules;
"Engine Technical Records" means all records, logs, manuals, technical data and other materials and documents relating to the Engine or any Part thereof, as such Engine and Parts are further described in Schedule 1 (Description of Engine);
“Existing Lessor” means the Seller;
"Final Delivery Date" means 31 December 2020, or such other date as may otherwise be agreed in writing by the Parties;
“Lease” means together:
i.Spare Engine Lease Agreement dated as of June 20, 1995 between the Prior Lessor and the Lessee;
ii.Estoppel and Acceptance Certificate dated December 18, 1995 from the Lessee to the Prior Lessor;
iii.Amendment Number One to Spare Engine Lease Agreement dated as of September 28, 1995 between Lessee and Prior Lessor;
iv.Amendment # 2 to Spare Engine Lease Agreement dated as of January 31, 2002 between Lessee and Prior Lessor;
v.Assignment and Assumption Agreement dated as of 23 December, 2002 between Prior Lessor, Existing Lessor and Lessee;
vi.Amendment Agreement No. 3 to Spare Engine Lease Agreement dated 19 July, 2012 between Lessee and Existing Lessor; and
vii.Extension And Amendment Agreement No. 4 to Spare Engine Lease Agreement dated 31 January, 2018 between Lessee and Existing Lessor;

“Lessee” means Companhia De Transportes Aereos Air Macau, SARL;
"Manufacturer" means IAE International Aero Engines AG;
"Module" means an assembly of Parts which is the subject of separate record keeping by Seller as evidenced by the Engine Technical Records at Delivery;
"Parts" means all appliances, accessories, Modules, components and other items of equipment as are installed in or on the Engine at Delivery;
“Permitted Liens” means all of:
(a)    any Encumbrance which results from acts or omissions of the Buyer or any person rightfully claiming by or through it;
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i.any Permitted Lien as defined in the Lease other than any Lessor’s Lien as defined in the Lease; and
ii.the leasehold interest of the Lessee in the Engine under the Lease;
"Person" means any individual person, any form of corporate or business association, trust, government entity, or organization or association of which any of the above is a member or participant;
“Prior Lessor” means International Lease Finance Corporation;
"Purchase Price" means the Base Purchase Price plus (i) the Economic Closing Adjustment less (ii) the Rental Amount Reduction;
“Rental Amount Reduction” means all payments of Rent, as defined under the Lease, made by or on behalf of the Lessee to the Seller pursuant to the Lease for the period from but excluding the Economic Closing Date up to and including the Delivery Date (prorated on a daily basis);

"Seller’s Indemnitees" means Seller and each of its shareholders, subsidiaries, affiliates, directors, officers and employees and their respective successors and assigns;
"Seller's Notice Address" means Engine Lease Finance Corporation, Building 156, Shannon Free Zone, Shannon, County Clare, Ireland; facsimile no.: +353 61-361785; attention: Corporation Secretary; email: info@elfc.com
"Taxes" means any post-closing export duties, any sales and other value added tax, stamp duties or any other levies, assessments and taxes which may be payable in respect of the sale and purchase, transfer of title or delivery of the Engine hereunder and any taxes, duties, costs and expenses assessed against Buyer which are attributable to any payment made by Buyer pursuant to such events; and
"Transaction Documents" means this Agreement, the Technical Acceptance Certificate, the Acceptance Certificate, the Bill of Sale and the Assignment, Assumption And Amendment Agreement.
b.Interpretation: In this Agreement, unless the context otherwise requires or it is otherwise provided:
1.references to this Agreement or to any other document shall include references to this Agreement and its schedules or to such other document as amended, varied, supplemented, wholly or partially novated, replaced and/or restated in any manner from time to time;
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2.subject to Clause 9 (Assignment), references to any person shall, where relevant, be deemed to be references to or to include, as appropriate, their respective lawful successors, permitted assigns or transferees;
3.references to Clauses, Paragraphs and Schedules shall be construed as references to clauses and paragraphs of and schedules to, this Agreement;
4.references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended and any subordinate legislation made under it;
5.references to a "person" shall include any individual, company, corporation, firm, partnership, joint venture association, organisation, institution, authority, trust or agency, whether or not having a separate legal personality;
6.references to the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, shareholdings, assets and revenues (including any right to receive revenues and uncalled capital);
7.references to one gender shall include all genders, and references to the singular shall include the plural and vice versa;
8.headings and sub-headings are inserted for convenience only and shall be ignored in construing this Agreement;
9.references to "including" and "in particular" shall not be construed restrictively but shall mean "including, without prejudice to the generality of the foregoing" and "in particular, but without prejudice to the generality of the foregoing" respectively;
10.references to "law" shall include any present or future common law, statute, statutory instrument, treaty, regulation, directive, judgment, order, decree, other legislative measure, code, circular, notice, demand or injunction, including those with which it is customary for persons to whom they are directed to comply, even if compliance is not mandatory;
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11.references to "writing" include e-mail and facsimile transmission legibly received, except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Agreement to be signed, and "written" has a corresponding meaning; and
12.references to the "Engine" shall constitute a separate reference to any Part and any of the Engine Technical Records, as the context may require.
2.Representations and Warranties
a.Each Party acknowledges that the other Party has entered into this Agreement in full reliance on the following representations and warranties, which are made by each Party to the other Party on the date of this Agreement and are deemed repeated on the Delivery Date:
13.Status: It is duly incorporated in its jurisdiction of incorporation and is validly existing under the laws of such jurisdiction and has the power and authority to own its assets and carry on its business as presently carried on;
14.Powers: It has full power, authority and legal right under the laws of its jurisdiction of incorporation and has taken all necessary corporate action to enter into, deliver and perform the Transaction Documents to which it is a party;
15.Obligations binding: The Transaction Documents to which it is a party constitute, or when executed (and as applicable, delivered) will constitute, its legal valid and binding obligations, enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors’ rights generally or by the availability of specific performance or other equitable remedies being in the discretion of any court of competent jurisdiction;
16.Non-contravention: The execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is a party by it will in no way exceed the powers granted to it by, or violate in any respect any provision of:
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i.any law or regulation or any order or decree of any governmental authority, agency or court of generally accepted jurisdiction or any judgment, decree or permit to which the Parties are subject, or
ii.its constitutional documents or any resolution of its directors or shareholders, or
iii.any mortgage, charge, deed, contract, agreement or other undertaking or instrument to which it is a party or which is binding on it or any of its assets nor will it result in the creation of any Encumbrance;
17.Due authorisation: Every consent, authorisation, licence or approval of, or registration with, or declaration to, governmental or public bodies or authorities or courts required by it in connection with the execution, delivery, validity or enforceability (or, as of the Delivery Date, the admissibility in evidence) of the Transaction Documents to which it is a party or the performance by it of its obligations, and transfer of title to the Engine, under the Transaction Documents to which it is a party has been obtained or made and is in full force and effect.
b.Further Seller's representations: Seller shall further represent and warrant to Buyer on the Delivery Date that, as of the Delivery Date, Seller shall be the legal and beneficial owner of the Engine free from any Encumbrances other than Permitted Liens and shall pass such title to Buyer on Delivery with full title guarantee.
3.Delivery and Acceptance
a.Sale: Seller hereby agrees to sell and Buyer agrees to buy the Engine upon the terms and subject to the conditions of this Agreement.
b.Delivery: Delivery of the Engine shall take place at the Delivery Location on the Delivery Date, the specific date of which is to be agreed between the Parties not less than five (5) Business Days in advance, and which date shall be prior to or on the Final Delivery Date.
c.Purchase Price: On the Delivery Date, subject to and in accordance with the terms and conditions of this Agreement: (i) Buyer shall pay to Seller the Purchase Price; (ii) Seller shall sign and deliver to Buyer the Bill of Sale; and (iii) Buyer shall sign the Acceptance Certificate and deliver it to Seller.
d.Title and risk: Seller warrants that when transferred to Buyer pursuant to this Agreement, title to the Engine shall be good and marketable, free and clear of any and all Encumbrances except Permitted Liens. Seller agrees to indemnify
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and defend Buyer and its successors and assigns in respect of all claims, losses, costs, expenses, charges or liabilities arising out of any defect in Seller’s title or of any breach of the warranty contained in this clause. Upon receipt by Seller of the Purchase Price from Seller in accordance with the terms and conditions of this Agreement and the execution, dating and delivery of the Bill of Sale by Seller, full legal and beneficial title to and all risk in the Engine shall pass from Seller to Buyer. Buyer acknowledges that immediately prior to Delivery the Engine shall be in the possession of Lessee under the Lease and that from Delivery the Engine shall remain in the possession of Lessee under the Assigned Lease and that in no event shall Seller be obliged to give or effect physical delivery of the Engine to Buyer.
e.It is hereby agreed and declared between Seller and Buyer that:
18.the Engine on Delivery will be accepted by Buyer in the Delivery Condition;
19.NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF SELLER IN RESPECT OF THE ENGINE AND ACCORDINGLY BUYER CONFIRMS THAT IT HAS NOT IN ENTERING INTO THIS AGREEMENT RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY SELLER EXPRESS OR IMPLIED WHETHER ARISING BY LAW OR OTHERWISE IN RELATION TO THE ENGINE INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSES, VALUE, CONDITION, QUALITY OF MATERIALS OR WORKMANSHIP, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE ENGINE AND THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION BY SELLER IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED.
f.Conditions precedent: The obligation of Seller to deliver the Engine to Buyer pursuant to this Agreement shall be subject to the conditions precedent set out in Paragraph 1 of Schedule 4 (Conditions Precedent) to this Agreement having been waived by Seller or complied with to the satisfaction of Seller and the obligation of Buyer to purchase the Engine shall be subject to the conditions precedent set out in Paragraph 2 of Schedule 4 (Conditions Precedent) to this Agreement having been waived by Buyer or complied with to the satisfaction of Buyer.
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4.Payment of the Purchase Price
a.Payment: The Purchase Price shall be paid by Buyer to Seller on or before the Delivery Date by payment for value that day to the following bank account:
Bank:            Bank of America, 100 Federal Street, Boston, MA 02110
ABA-Routing:        [ ]
Account Name:        Engine Lease Finance Corporation
Account Number:    [ ]
b.No deductions: Any amount of Rent, Security Deposit or Reserves payable by the Seller to the Buyer under clauses 5.1.1 and/or 5.2 of the AAAA and any amount of Rent payable by the Buyer to the Seller under clause 5.1.2 of the AAAA shall be calculated by the Seller and agreed by the Parties and the net amount owing by the Seller to the Buyer or vice versa shall be confirmed in writing to the Buyer before the Delivery Date and shall be paid and discharged (a) by way of netting off against the amount of the Purchase Price in the case of a net amount owing from the Seller to the Buyer or (b) by being paid at the same time as the Purchase Price and in addition to the Purchase Price in the case of a net amount owing from the Buyer to the Seller. Save as aforesaid, all payments to be made under the Transaction Documents shall be made in full in Dollars, without any set-off or counter claim whatsoever or any deduction or withholding for or in respect of taxes.
5.Loss or Damage prior to Delivery
If, before Delivery, the Engine is lost or destroyed or suffers substantial damage or is requisitioned by any governmental authority or agency, Seller shall promptly notify Buyer of such occurrence and thereupon, neither Party shall have any further obligation or liability to the other under this Agreement in respect of the Engine.
6.Costs and Expenses
a.Taxes, Fees and Expenses: Buyer shall pay and shall indemnify and hold harmless Seller from any Taxes except in each case
20.any Taxes charged on Seller’s net income, profits or gains by any government entity, but excluding any Taxes imposed by any government entity of any jurisdiction if and to the extent that such Taxes result solely from the situs of organization, any place of business or any activity of Buyer;
21.any Taxes imposed solely as a result of Seller’s breach of this Agreement; or
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22.any export duties or other Taxes which arise as a result of the transportation of the Engine to the Delivery Location.
Seller and Buyer will use commercially reasonable efforts to cooperate to eliminate or, if elimination is not possible, minimise the imposition of any Taxes on the transactions contemplated by the Transaction Documents.
b.Consents etc: Buyer shall obtain at its own cost any consents, licences or authorisations that may be required of Buyer in connection with the sale and purchase of the Engine hereunder.
c.Transaction expenses: Each Party shall be responsible for and pay for its own expenses in connection with the negotiation, preparation and execution of the Transaction Documents and the sale and purchase of the Engine.
7.Indemnities
Buyer shall protect, indemnify, and hold harmless Seller’s Indemnitees from any and all liabilities whatsoever which may arise due to any event, act or omission following Delivery arising out of the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, damage to the Engine or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters in any such case occurring after Delivery unless caused by the negligence or intentional misconduct of Seller or a Seller Indemnitee, provided, however, that Buyer shall not be liable hereunder for any of the Seller’s Indemnity’s acts or omissions as a manufacturer, servicer or repairer of aviation products or equipment.
Seller shall protect, indemnify, and hold harmless Buyer from any and all liabilities whatsoever which have arisen due to any event, act or omission prior to Delivery arising out of the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, damage to the Engine or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters in any such case occurring before Delivery, unless caused by the negligence or intentional misconduct of Buyer, provided, however, that Seller shall not be liable hereunder for any of the Buyer’s acts or omissions as a manufacturer or repairer of aviation products or equipment.
8.Insurance
a.Liability insurance:
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i.Buyer shall maintain or procure that aircraft third party and aviation general (including products, and war and allied perils) legal liability insurance is maintained (subject to Paragraph (b) below) in respect of the Engine. Such policies shall include cover for Seller’s Indemnities, with each of Seller’s Indemnitees named as additional insured, severability of interest clause, waiver of subrogation in favour of Seller, and shall provide the coverage afforded by this insurance may only be cancelled or materially altered in a manner adverse to Seller by the giving of not less than thirty (30) days (seven (7) days in respect of war and allied perils) notice in writing, during the period commencing on the Delivery Date and ending on the second anniversary of the Delivery Date; and
23.the amount of cover shall be not less than $[500,000,000] for each and every loss (but in the aggregate in respect of products liability) provided, however, that in the event the Engine is permanently removed from service and not in the possession of an operator, Buyer’s only coverage obligation shall be to maintain or procure aviation products liability coverage with a limit of not less than $10,000,000).
b.Certificate: On or before the Delivery Date and at each renewal of the insurances during the period specified in clause 8.1 (Liability Insurance), Buyer shall, at Seller’s request, deliver to Seller a certificate issued by the applicable insurance (and where applicable, reinsurance) broker(s), in form and substance reasonably satisfactory to Seller, in respect of the insurance referred to in clause 8.1 (Liability Insurance), in form and substance satisfactory to Buyer.
9.Assignment
Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party.
10.Notices
a.Communications in writing: Each communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by email, fax or letter.
b.Addresses: The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is as follows:
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24.if to Seller, to Seller's Notice Address; and
25.If to Buyer, to Buyer's Notice Address;
or any substitute address, fax number or department or officer as each Party may notify to the other Party by not less than five (5) Business Days' notice.
c.Delivery: Any communication or document made or delivered by one Party to the other under or in connection with this Agreement will only be effective:
26.if by way of email, when actually received by the receiving party; or
27.if by way of fax, when received in legible form; or
28.if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 11.2 (Addresses), if addressed to that department or officer.
d.English language:
29.Any notice given under or in connection with this Agreement must be in English.
30.All other documents provided under or in connection with this Agreement must be:
iv.in English; or
v.if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
11.Miscellaneous
a.Entire agreement: The Transaction Documents contain the entire agreement between Seller and Buyer relating to the sale and purchase of the Engine and the terms and conditions of the Transaction Documents shall not be varied otherwise than by an instrument in writing executed by or on behalf of Seller and Buyer.
b.Remedies and waivers: The rights and remedies of each of the Parties under this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights under general law. The rights of each of the parties (whether arising under this Agreement or general law or in equity or otherwise) shall not, as against or in favour of the other Party, be
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capable of being waived or varied otherwise than by an express waiver or variation in writing and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such rights, any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such rights and no act or conduct or negotiation on its part or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.
c.Counterparts: This Agreement may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument. The parties hereby agree to recognize PDF copy signatures as original signatures for the purpose of closing, provided that the parties shall exchange the original wet ink signatures for the Bill of Sale and AAAA within a reasonable time following Delivery.
d.No brokers or agents: Save as disclosed in this Agreement, neither Party is acting as or has appointed or used any broker or agent in connection with this Agreement and the transactions contemplated herein and each Party agrees to indemnify the other for liability for fees, commissions or other claims made upon it out of such claim caused by the other.
e.Further assurance: Each Party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other Party to establish, maintain and protect the respective rights and remedies of the Parties and to carry out the intent and purpose of this Agreement.
f.Partial Invalidity: If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
g.Confidentiality: The Parties shall keep the provisions of the Transaction Documents confidential and not disclose them to any other party save:
1.to any officer, employee or contractor of such disclosing Party in connection with and to the extent necessary for the performance by such Party of its obligations and agreements thereunder;
2.to any professional adviser appointed by such Party to advise on such performance; and
3.in the case of the respective Parties:
a.to any of the Party’s Affiliates, successors, assigns and transferees (including potential successors, assigns and transferees); and
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b.to any professional adviser appointed by the persons listed in paragraph (i) above,
4.as required by law; and
5.to any relevant regulatory body whether or not the requirement under which the disclosure is made has the force of law, provided that, in the case of Paragraphs (a) to (c), such parties agree to be bound by the terms of this Clause 11.7 (for which the disclosing Party shall be responsible).
h.Time of the Essence: Subject to any applicable grace periods referred to in any of the Transaction Documents, time shall be of the essence as regards each Party’s performance of its obligations under the Transaction Documents.
11.9    Survival: Seller’s warranty of title with respect to the Engine shall survive the delivery of the Engine to Buyer and the closing of this transaction.
12.Governing Law
This Agreement is governed by and shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions of the State of New York (except sections 5-1401 and 5-1402 of the New York General Obligations Law, which the parties hereto agree apply).
13.Jurisdiction
a.The parties irrevocably agree that any proceedings in connection with this Agreement, shall be brought (i) in the United States District Court for the Southern District of New York to the extent permitted by law, and (ii) otherwise in the Supreme Court of the State of New York sitting in New York County (the courts specified in these clauses (i) and (ii), together with all appellate courts having jurisdiction over proceedings from such courts, are referred to collectively, as the "Courts"), and each Party hereby consents to the exercise by the Courts of personal jurisdiction over it in connection with any such action.
b.Each Party agrees that in any proceedings taken against it or its assets in connection with this Agreement no immunity from proceedings shall be claimed by or on its behalf or with respect to any of its assets and each Party hereby irrevocably and unconditionally waives any such right of immunity.
c.EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
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OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
d.For the purposes of this Agreement, each Party agrees that the service of any writ or other process by which any suit, action or proceeding is begun in the courts sitting in the State of New York, County of New York by sending or delivering the same to its address set out in clause 11.2 shall be deemed good, proper and effective service upon it.
This Agreement has been entered into on the date stated at the beginning of this Agreement.
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SIGNED for and on behalf of
ENGINE LEASE FINANCE CORPORATION

By: /s/ Richard Hough

    Name: Richard Hough

    Title:     Executive Vice President
        Engine Lease Finance Corporation

in the presence of:    Lorraine Hough
            Coorevan
            Grange
            Lisnagry
            Co. Limerick. Ireland.

SIGNED for and on behalf of
CONTRAIL AVIATION LEASING, LLC

By: /s/ Joseph G. Kuhn

Name: Joseph G. Kuhn

Title: CEO

Schedule 1
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Description of Engine

1.    Engine Description

1.1    Engine Type:    IAE V2530-A5

1.2    Serial no.: V10150

1.3    QEC/EFE Configuration:    Manufacturer Bare Configuration.

1.4    Transportation Stand:      No

1.5    LLP Configuration:        Substantially as per Annex 1 Exhibit A to Amendment Agreement No. 3 to Spare Engine Lease Agreement dated 19 July, 2012 between Lessee and Existing Lessor

2.    Delivery Condition

As per Annex 1 Exhibit A to Amendment Agreement No. 3 to Spare Engine Lease Agreement dated 19 July, 2012 between Lessee and Existing Lessor and otherwise in the condition noted in the following documents:

2.1    FAA Conformity Certificate at manufacture;

2.2    Vital Statistics Log at manufacture (VSL);

2.3    Shop visit records from MTU Hannover at TSN 10,217;

2.4    Shop visit records from Lufthansa Technik at TSN 18,541;

2.5    Shop visit records from MTU Zhuhai at TSN 28,023;

2.6    Shop visit records from Lufthansa Technik at TSN 46,445;

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Schedule 2
Bill of Sale

ENGINE LEASE FINANCE CORPORATION (“Seller”) a company organised and existing under the laws of the State of Nevada, United States of Amercia with its principal place of business at Building 156, Shannon Free Zone, Shannon, Co. Clare, Ireland is the owner of the full legal and beneficial title to the following described engine:

1.one used IAE V2530-A5 aircraft engine bearing Manufacturer's serial number V10150 manufactured by IAE International Aero Engines AG;
2.all appliances, accessories and other items of equipment which are connected, or may be installed in, attached to or used in connection with the engine; and
3.all parts, records, logs, technical data and other materials and documents relating to such engine in the possession of the Seller,
(together the "Engine").
For and in consideration of the payment of the Purchase Price under an engine purchase agreement dated __________, 20__ (the "Engine Purchase Agreement") made between Seller and Contrail Aviation Leasing, LLC. ("Buyer"), Seller hereby this ____ day of _______________ 20__ grants, conveys, transfers, bargains and sells, delivers and sets over, all of Seller's right, title and interest in and to the Engine unto Buyer.
This Bill of Sale is executed and delivered to Buyer by Seller pursuant to the terms of the Engine Purchase Agreement and the terms "Purchase Price", “Permitted Liens” and "Encumbrance" shall each have the same meaning as set forth in the Engine Purchase Agreement.
Seller hereby warrants to Buyer, its successors and assigns, that there is hereby conveyed to Buyer on the date hereof, good and marketable title to the Engine, free and clear of all Encumbrances but subject to all Permitted Liens with full title guarantee. Seller agrees with Buyer and its successors and assigns that it will warrant and defend such title forever against all claims and demands whatsoever.
Seller agrees to indemnify, defend and hold harmless Buyer and its successors and assigns from any and all liabilities, damages, losses, expenses, demands, claims, suits or judgments by any third party or parties, including attorney fees, costs and expenses, which arise out of any breach by Seller of the warranty set forth in the preceding Paragraph.
Contrail – ESA V2530-A5 MSN V10150 Execution Version

This Bill of Sale is governed by the laws of the State of New York.
In witness whereof, Seller has caused this instrument to be executed by its duly authorised officer this ______ day of ________________ 20__.

ENGINE LEASE FINANCE CORPORATION

By:    _________________

Name:     _________________

Title:    _________________
Schedule 3
Contrail – ESA V2530-A5 MSN V10150 Execution Version

Acceptance Certificate

1.    Contrail Aviation Leasing, LLC. ("Buyer") hereby acknowledges that on ___________ 20__, at _____ hours (GMT) at _______________________ it accepted delivery of one used IAE V2530-A5 aircraft engine bearing manufacturer's serial number V10150 manufactured by IAE International Aero Engines AG (the “Engine”) pursuant to the terms of an engine purchase agreement dated _____________ 20__, made between Buyer and Engine Lease Finance Corporation.
2.    Buyer confirms that it has accepted delivery of the Engine in "as is where is" condition.

Dated _______________ 20__

SIGNED by
for and on behalf of
Contrail Aviation Leasing, LLC.

____________________________

Schedule 4
Contrail – ESA V2530-A5 MSN V10150 Execution Version

Conditions Precedent
1.Seller's obligation to sell the Engine hereunder is subject to the following conditions precedent:
1.1    Representations and warranties:    Each of the representations and warranties to be made by Buyer on the Delivery Date pursuant to this Agreement shall be true and correct in all material respects at such time.
1.2    Buyer documents: Receipt by Seller of a certificate signed by a duly authorised officer of Buyer attaching copies, certified as being true, complete and unamended copies of the following documents, or certifying the following matters:
4.the present constitutional documents of Buyer;
5.a copy of the resolution passed by the Buyer’s Board of Managers granting authority for the purchase and authorising the execution of such documents for and on behalf of Buyer; and
6.the name(s) of the person(s) authorised to execute the documents referred to in Paragraph 1.2(b) above together with evidence of such authority and specimen signature(s) of such person(s).
1.3    Purchase Price: Receipt by Seller of the Purchase Price and any additional amount due under Clause 4.2 in accordance with the terms and conditions of this Agreement.
1.4    Taxes: Seller shall be satisfied that the arrangements in respect of Delivery do not give rise to any taxes other than taxes on its net income.
1.5    Delivery: Delivery taking place on or before the Final Delivery Date.
1.6    Corporate Approvals: Seller shall have obtained all relevant corporate approvals in respect of the transactions contemplated in the Transaction Documents
1.7    KYC:    Information concerning Buyer including (i) adequate disclosure of its current financial condition and (ii) as may be required to satisfy the “know your customer” and “anti-money laundering” requirements of Seller.
1.8    Insurance Certificate: Receipt by Seller of an insurance certificate in compliance with Clause 8.2 of this Agreement.

2.    Buyer's obligation to buy the Engine hereunder is subject to the following conditions precedent:
Contrail – ESA V2530-A5 MSN V10150 Execution Version

2.1        Delivery: Delivery taking place on or before the Final Delivery Date.
2.2    Representations and warranties: Each of the representations and warranties to be made by Seller on the Delivery Date pursuant to this Agreement being true and correct in all material respects.
2.4    Records: Seller shall have delivered to Buyer all current and historical records pertaining to the Engine.
2.5    Condition: Buyer being satisfied that on the Delivery Date the Engine and Engine Technical Records are in accordance with the specification set out in Schedule 1 (Description of Engine).
2.6    Taxes: Buyer being satisfied that the arrangements in respect of Delivery do not give rise to any taxes other than taxes on its net income.
2.8    Bill of Sale: Buyer having received a signed and undated Bill of Sale in respect of the Engine held in escrow to the order of Seller.
2.9    Inspection: Satisfactory inspection of the Engine and the Engine Technical Records by Buyer.
2.10    AAAA: Agreement upon the final terms of the AAAA, and receipt by Buyer of a fully-executed AAAA in the form and substance agreed to by the parties.
2.11    Seller documents: Receipt by Buyer of a certificate of the Corporation Secretary of Seller confirming that Seller is duly authorised to enter into the Transaction Documents to which it is a party and that Seller’s signatory is duly authorised to execute on behalf of Seller the Transaction Documents to which Seller is a party.
2.12    Corporate Approvals: Buyer shall have obtained all relevant corporate approvals in respect of the transactions contemplated in the Transaction Documents.

Contrail – ESA V2530-A5 MSN V10150 Execution Version